Exhibit 4.22

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of December 4, 2013, is entered into between CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC, a Delaware limited liability company (“Chemical Specialists”), STARTEX CHEMICAL, LLC, a Delaware limited liability company (“Startex”), and STARTEX DISTRIBUTION WEST, LLC, a Delaware limited liability company (“Startex West”, and, together with Chemical Specialists and Startex, the “New Subsidiaries”), and BANK OF AMERICA, N.A., as Agent, under that certain Credit Agreement dated as of March 9, 2011 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among NEXEO SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), NEXEO SOLUTIONS HOLDINGS LLC, a Delaware limited liability company (“Holdings”), NEXEO SOLUTIONS SUB HOLDING CORP., a Delaware corporation (“Sub Holdco”), certain Subsidiaries of the Borrower party thereto from time to time (each a “Subsidiary Grantor”), the Lenders party thereto from time to time, and BANK OF AMERICA, N.A, in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Agent”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement. The New Subsidiaries and the Agent, for the benefit of the Lenders, hereby agree as follows:

1.                                      Each New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, such New Subsidiary will be deemed to be a Subsidiary Grantor under the Pledge and Security Agreement, dated as of March 31, 2011, among the Borrower, Holdings, Sub Holdco, and certain Subsidiaries of the Company from time to time party thereto, in favor of the Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) for all purposes of the Security Agreement and shall have all of the obligations of a Subsidiary Grantor thereunder as if it had executed the Security Agreement, including without limitation the grant pursuant to Article II of the Security Agreement of a security interest to the Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Article II of the Security Agreement) whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Subsidiary Guarantor, to secure the prompt and complete payment and performance of all Secured Obligations, all with the same force and effect as if such New Subsidiary were a signatory to the Security Agreement.

2.                                      Each New Subsidiary hereby agrees that each reference in the Security Agreement to a Subsidiary Grantor shall also mean and be a reference to such New Subsidiary.

3.                                      Attached to this Agreement are duly completed schedules and certain exhibits (the “Supplemental Schedules”) to the Security Agreement. Each New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to such New Subsidiary and its properties and affairs is true, complete and accurate as of the date hereof.

4.                                      Each New Subsidiary hereby waives acceptance by the Agent and the Lenders of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and that credit extensions under the Credit Agreement, Cash Management Services, and Hedging Obligations are made and maintained in reliance on this Agreement and such New Subsidiary’s joinder as a party to the Security Agreement as herein provided.

5.                                      This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

6.                                      THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[Signature page follows]

IN WITNESS WHEREOF, each New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

NEW SUBSIDIARIES:

CHEMICAL SPECIALISTS AND DEVELOPMENT, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

STARTEX CHEMICAL, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

STARTEX DISTRIBUTION WEST, LLC

By:	/s/ Ross Crane
Name:	Ross Crane
Title:	Executive Vice President, Chief Financial Officer and Assistant Treasurer

[Signature Page to Joinder to TLB Security Agreement]

Acknowledged and accepted:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Aamir Saleem
Name:	Aamir Saleem
Title:	Vice President

[Signature Page to Joinder to TLB Security Agreement]

SCHEDULE 1

Excluded Accounts

1. Payroll, employee benefits, trust or tax withholding accounts funded in the ordinary course of business

Owner	Bank Name	Type of Account	Account Number
Chemical Specialists and Development, LLC	Wells Fargo	Payroll	[—]

2. Petty cash accounts funded in the ordinary course of business

None.

3. Designated Disbursement Accounts

Owner	Bank Name	Type of Account	Account Number
Chemical Specialists and Development, LLC	Bank of America	Disbursement Account	[—]

4. Foreign bank accounts

None.

EXHIBIT A

Type of Organization, Jurisdiction of Organization, Organizational Identification
Number, Federal Employer Identification Number, Chief Executive Office, Locations

I.                                        The corporate name, jurisdiction of organization, organizational identification number and federal employer identification number of each Grantor is as follows:(1)

Grantor	Jurisdiction of Organization	Organizational Identification Number	Federal Employee Identification Number
Chemical Specialists and Development, LLC	DE	5441662	74-1864542
Startex Chemical, LLC	DE	5441648	76-0171628
Startex Distribution West, LLC	DE	5441656	27-0319960

II.                                   Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is as follows:

Grantor	Mailing Address	Chief Executive Officer
Chemical Specialists and Development, LLC	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380
Startex Chemical, LLC	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380
Startex Distribution West, LLC	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380	3 Waterway Square Place, Suite 1000 The Woodlands, TX 77380

(1)  Pending completion of the acquisition and all conversions contemplated therein.

III.                              (a) Each location that is owned by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Grantor	Owned Location
Chemical Specialists and Development, LLC	9733 Meador Rd., Conroe, Texas 218 Springfield Rd., Baton Rouge, LA 3286 S. Crystal Spring Circle, Conroe, Texas 3290 S. Crystal Spring Circle, Conroe, Texas
Startex Distribution West, LLC

(b) Each location that is leased by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Grantor	Leased Location
Chemical Specialists and Development, LLC	4012 Destrehan, Harvey, LA 1404 S. Houston Road, Pasadena, TX 4500 Hugh Howell Rd, Suite 705, Tucker, GA
Startex Distribution West, LLC	11903 Pike St., Santa Fe Springs, CA

(c) Each location where Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as of the date hereof (except for Inventory in transit) is as follows:

Location	Owner of Inventory
NYNAS Westway 1800 West Loop South, Suite 1200, Houston, Texas, USA	Chemical Specialists and Development, LLC
Titan Terminal 4570 Ardine Street, South Gate, California, USA	Chemical Specialists and Development, LLC
Price Transfer 2790 El Del Amo Blvd., Rancho Dominguez, California. USA	Chemical Specialists and Development, LLC
LMD Logistics 3136 E. Victoria, Rancho Dominguez, California, USA	Chemical Specialists and Development, LLC

EXHIBIT B

Bailees, Warehousemen and Third Party Possessors of Collateral

The following bailees, warehouseman and other third parties are in possession or control of Inventory of a Grantor (except for Inventory in transit):

Name and Address of Party	Nature of Relationship	Value of Inventory	Owner of Inventory
NYNAS Westway 1800 West Loop South, Suite 1200, Houston, Texas, USA	Perform lab testing for customer terminal with lab equipment owned by Chemical Specialists and Development, LLC	$178,700	Chemical Specialists and Development, LLC
Titan Terminal 4570 Ardine Street, South Gate, California, USA	Vendor Warehouse	$0	Chemical Specialists and Development, LLC
Price Transfer 2790 El Del Amo Blvd., Rancho Dominguez, California. USA	Vendor Warehouse	$9,084	Chemical Specialists and Development, LLC
LMD Logistics 3136 E. Victoria, Rancho Dominguez, California, USA	Vendor Warehouse	$35,185	Chemical Specialists and Development, LLC

EXHIBIT C

Letter-of-Credit Rights and Chattel Paper

None.

EXHIBIT D

United States Federal Intellectual Property Registrations and Applications

I.                                        Patents and Patent Applications:

None.

II.                                   Trademark Registrations and Applications:

Trademark	Owner	Federal Registration No.
PRIST	Chemical Specialists and Development, LLC	3,256,175
STARTEX QUALITY PRODUCTS with design	Startex Chemical, LLC	1,614,531
STARTEX	Startex Chemical, LLC	1,614,532

III.                              Copyright Registrations:

None.

EXHIBIT E

Commercial Tort Claims

None.

EXHIBIT F

Pledged Collateral

Name of Issuer	Record Owner	Percentage of Total Issued and Outstanding Equity Interests
Chemical Specialists and Development, LLC	Nexeo Solutions, LLC	100%
Startex Chemical, LLC	Chemical Specialists and Development, LLC	100%
Startex Distribution West, LLC	Chemical Specialists and Development, LLC	100%

EXHIBIT K

FCC Licenses

None.

EXHIBIT G

UCC Filing Offices

Grantor	UCC Filing Office
Chemical Specialists and Development, LLC	Delaware
Startex Chemical, LLC	Delaware
Startex Distribution West, LLC	Delaware